Exhibits 4.2 and 4.3

SUPPLEMENTAL INDENTURE
First Supplemental Indenture (this “Supplemental Indenture”), dated as of June 5, 2024, among each subsidiary guarantor identified on the signature pages hereto (the “Guarantors”), Trinity Industries, Inc., a Delaware corporation (the “Issuer”) and Truist Bank, as trustee (the “Trustee”).
W I T N E S E T H
WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an indenture, dated as of June 30, 2023 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 7.750% Senior Notes due 2028 (the “Notes”);
WHEREAS, pursuant to and on the date of the Base Indenture, the Issuer initially issued $400,000,000 aggregate principal amount of its 7.750% Senior Notes due 2028 (the “Existing Notes”);
WHEREAS, Section 2.01 of the Base Indenture provides that, Additional Notes ranking pari passu with the Existing Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Existing Notes and shall have the same terms as to status, redemption or otherwise (other than the issue date, issue prices and, if applicable, the first interest payment date and the first date from which interest will accrue) as the Existing Notes;
WHEREAS, the Issuer wishes to issue an additional $200,000,000 aggregate principal amount of its 7.750% Senior Notes due 2028 as Additional Notes (the “New Notes”);
WHEREAS, the Issuer and the Guarantors are authorized to execute and deliver this Supplemental Indenture;
WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture; and
WHEREAS, all conditions and requirements necessary to the execution and delivery of this Supplemental Indenture have been done and performed, and the execution and delivery hereof has been in all respects authorized.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
2.    Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under this Supplemental Indenture on June 5, 2024 is $200,000,000.
3.    Terms of New Notes. The New Notes are to be issued as Additional Notes under the Indenture and shall:
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a.be issued as part of the existing series of Existing Notes under the Indenture, and the New Notes and the Existing Notes shall be a single class for all purposes under the Indenture, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase;

b.be issued on June 5, 2024 at a purchase price of 102.50% of the principal amount plus accrued interest from January 15, 2024;

c.be issuable in whole in the form of one or more Global Notes to be held by DTC and in the form, including appropriate transfer restriction legends, provided in Exhibit A to the Base Indenture;

d.initially bear, in the case of New Notes sold under Regulation S of the Securities Act, the CUSIP number of U89653 AC0 and ISIN of USU89653 AC02; and
e.bear, in the case of New Notes sold under Rule 144A of the Securities Act, the same CUSIP number and ISIN as the Existing Notes that are Rule 144A Notes.
4.    Ratification of Base Indenture; Supplemental Indenture; Part of Indenture. The Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Base Indenture for all purposes, and every Holder of a Note or New Note heretofore or hereafter authenticated and delivered shall be bound hereby.
5.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.    Waiver of Jury Trial. EACH OF THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, BASE THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes and shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by such means.
8.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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9.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein or any statement or recital contained in any document in connection with the sale of the New Notes, all of which recitals are made solely by the Issuer and the Guarantors. The rights, protections and indemnities afforded the Trustee under the Indenture shall apply to the execution hereof and any action (or inaction) taken in connection herewith.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

TRINITY INDUSTRIES, INC.

By:	/s/ John Lee
Name: John Lee
Title: Vice President, Finance and Treasurer

TRINITY INDUSTRIES LEASING COMPANY TRINITY NORTH AMERICAN FREIGHT CAR, INC. TRINITY TANK CAR, INC. TRINITYRAIL MAINTENANCE SERVICES, INC. TRINITY RAIL GROUP, LLC
By
By:	/s/ /s/ John Lee
Name: John Lee
Title: Vice President, Finance and Treasurer

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TRUIST BANK, as Trustee

By:	/s/ Cristina G. Rhodebeck
Name: Cristina G. Rhodebeck
Title: Senior Vice President

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